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                          REGISTRATION RIGHTS AGREEMENT

                 This Registration Rights Agreement ("Agreement") is entered into as of February 20, 1996, by and between JACOR COMMUNICATIONS, INC., an Ohio corporation ("Buyer") and NOBLE BROADCASTING GROUP, INC. a Delaware corporation ("Company"), under the following circumstances:

                 A. Buyer and the Company entered into an Investment Agreement of even date herewith (the "Investment Agreement"), pursuant to which Buyer has purchased a Warrant to purchase shares of Class A Stock of the Company and was granted certain registration rights.

                 B. The Class A Stock is convertible to Class B Stock pursuant to the Certificate.

                 C. As a material inducement to Buyer to enter into the Investment Agreement and to purchase the Warrant, the Company agreed to provide the registration rights set forth in this Agreement, and the execution of this Agreement is a condition to the "Closing" under the Investment Agreement.

                 NOW, THEREFORE, for and in consideration of the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                 1.1 CERTAIN DEFINITIONS. As used herein, the following terms shall have the meanings ascribed to them below.

                 1.1.1 "ACCREDITED INVESTOR" has the meaning ascribed to it in Regulation D of the Securities and Exchange Commission (Rule 501(a)) and the Ohio Securities law.

                 1.1.2 "CERTIFICATE" means the Restated Certificate of Incorporation of the Company dated February 20, 1996 and designating the terms of the Class A Shares and Class B Shares.

                 1.1.3 "COMMON SHARES" means the shares of common stock authorized by the Certificate, including the Class A Shares, Class B Shares, and any additional shares of common stock which may be authorized in the future by the Company, and any stock into which such Common Shares may hereafter be changed; and shall also include stock of the Company of any other class which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption.


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                 1.1.4 "COMMISSION" means the United States Securities and
                 Exchange Commission.

                 1.1.5 "CLASS A SHARES" means the Class A Common Shares having the rights, restrictions, privileges and preferences set forth in the Certificate.

                 1.1.6 "CLASS B SHARES" means the Class B Common Shares having the rights, restrictions, privileges and preferences set forth in the Certificate.

                 1.1.7 "INVESTMENT AGREEMENT" means the Investment Agreement of even date herewith, by and between the Company and Buyer, or any successor agreement between such parties.

                 1.1.8 "NASD" means National Association of Securities Dealers, Inc.

                 1.1.9 "REGISTRABLE SECURITIES" means the following securities which are owned by the Buyer or by a direct assignee of the
                 Buyer: (i) Class A Shares; (ii) Class B Shares; and (iii) the stock or other securities of the Company issued and outstanding in a stock split or reclassification of, or a stock dividend or other distribution on or in substitution or exchange for, or in a merger or consolidation involving the Company, or a sale of all or substantially all of the Company's assets in exchange for, or otherwise in connection with, the securities described in clause (i) and (ii) above.

                 1.1.10 "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                 1.1.11 "TRIGGERING EVENT" has the meaning ascribed to it in [SECTION 10.1] of the Investment Agreement.

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                                    ARTICLE 2

                              REGISTRATION OF STOCK

                 2.1.REQUIRED REGISTRATION. If, at any time after the earlier of
(i) the occurrence of a Triggering Event or (ii) the completion of an initial public offering of securities by the Company, the Company shall receive a written request therefor from the record holder or holders of an aggregate of at least 30% of the shares of Registrable Securities, the Company shall as promptly as possible prepare and file a registration statement under the Securities Act covering the number of Common Shares of the Registrable Securities which are the subject of such requests and shall use its best efforts to cause such registration statement to become effective. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of shares of Registrable Securities that such registration is to be effected. The Company shall include in such registration statement such Common Shares for which it has received written requests to register by such other record holders of Registrable Securities within 30 days after the Company's written notice to such other record holders. In the event that the holders of a majority of the Registrable Securities for which registration has been requested pursuant to this Section determine for any reason not to proceed with a registration at any time before the registration statement has been declared effective by the Commission, and such registration statement, if theretofore filed with the Commission, is withdrawn with respect to the Common Shares covered thereby, and the holders of such Common Shares agree to bear their own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such Common Shares, then the holders of such Common Shares shall not be deemed to have exercised a right to require the Company to register Common Shares pursuant to this Section at the expense of the Company. If a registration statement filed by the Company at the request of holders of Registrable Securities pursuant to this Section is withdrawn at the initiative of the Company, then the holders of Registrable Securities shall not be deemed to have exercised a right to require the Company to register Common Shares pursuant to this Section.

                 The managing underwriter of an offering registered pursuant to this Section shall be selected by the holders of a majority of the Registrable Securities for which registration has been requested and shall be reasonably acceptable to the Company. Without the written consent of the holders of a majority of the Registrable Securities for which registration has been requested pursuant to this Section, neither the Company nor any other holder of securities of the Company may include securities in such registration if, in the good faith judgment of the managing underwriter of such public offering, the inclusion of such securities would interfere with the successful marketing of the Common Shares or require the exclusion of any portion of the Common Shares to be registered.

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                 If the managing underwriter determines that all shares proposed for registration cannot be included in the public offering, then the shares to be excluded shall be determined in the following order of priority (i) shares proposed to be sold by officers and directors of the Company (other than Registrable Securities), (ii) shares proposed to be sold, by the Company, (iii) shares other than Registrable Securities held by third parties, and (iv) shares held by Buyer.

                 The Company shall pay the expenses described in SECTION 2.5 for the first three registration statements filed pursuant to this SECTION 2.1 which become effective and the holders of the Registrable Securities included in any subsequent registration statement filed pursuant to this SECTION 2.1 shall pay the expenses associated herewith.

                 2.2. INCIDENTAL REGISTRATION. Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders (other than a registration statement on Forms S-4, S-8, or other limited purpose form), the Company will give written notice of its determination to all record holders of Registrable Securities. Upon the written request of a record holder of any shares of Registrable Securities given within 30 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all Common Shares of the Registrable Securities, the record holders of which have so requested registration thereof, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Common Shares to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration; provided, further, however, that if the Company determines not to proceed with a registration after the registration statement has been filed with the Commission and the Company's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Company, the Company shall promptly complete the registration for the benefit of those selling security holders who wish to proceed with a public offering of their securities and who bear all expenses in excess of $25,000 incurred by the Company as the result of such registration after the Company has decided not to proceed (provided that, at the sole discretion of the holders of the Registrable Securities included in the registration, such registration may count as a registration under SECTION 2.1 for which the Company will pay the expenses). If any registration pursuant to this Section shall be underwritten, in whole or in part, the Company may require that the Common Shares requested for inclusion pursuant to this Section be included in the underwriting agreement on the same terms and conditions as the securities otherwise being sold through the underwriters. If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the Common Shares originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of Common Shares to be included in the underwritten public offering (other than shares sought to be sold by the Company) may be reduced in accordance with the priority schedule

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set forth in SECTION 2.1. Those Common Shares which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 180 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

                 2.3. SHORT FORM REGISTRATION. In addition to the registration rights provided in SECTION 2.1 and SECTION 2.2, if the Company qualifies for the use of Form S-3 or any similar registration form then in force, the Company shall, at its expense, at the request of any holder of Registrable Securities, from time to time, register Common Shares of the Registrable Securities on behalf of such holder on such form. The Company shall give notice to the holders of Registrable Securities who did not join in such request and afford them a reasonable opportunity to do so. The holders of Registrable Securities may not request more than two registrations under this SECTION 2.3.

                 2.4. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of SECTION 2.1, SECTION 2.2 or SECTION 2.3 to effect the registration of shares of Registrable Securities under the Securities Act, the Company will:

                 2.4.1 prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

                 2.4.2 prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

                 2.4.3 furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                 2.4.4 use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

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                 2.4.5 notify the security holders participating in such
                 registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                 2.4.6 notify such holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                 2.4.7 prepare and file with the Commission, promptly upon the request of any such holders, any amendments or supplements to such registration statements or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such holder;

                 2.4.8 prepare and promptly file with the Commission and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus, as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or fail to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                 2.4.9 advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal, if such stop order should be issued;

                 2.4.10 not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five (5) business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law, and such filing will not violate applicable law; and

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                 2.4.11 at the request of any such holder, furnish on the
                 effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement: (i) opinions, dated such respective dates, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request; and
                 (ii) letters, dated such respective dates, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act.

                 The holders of Registrable Securities participating in any registration of securities pursuant to this Agreement agree to provide necessary information for inclusion in the registration statement concerning themselves, their securities and their proposed manner of distribution on a timely basis, agree to act in good faith and to not unreasonably delay or hinder a registration and, if the registration is underwritten, agree to enter into a reasonably required underwriting agreement.

                 2.5. EXPENSES. With respect to the first three registrations requested pursuant to SECTION 2.1 (except as otherwise provided in such Section with respect to registrations voluntarily terminated at the request of the requesting security holders) and with respect to each inclusion of shares of Registrable Securities in a registration statement pursuant to SECTION 2.2, and all registrations requested pursuant to SECTION 2.3, the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company and all legal fees and disbursement and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for the selling security holders, underwriting discounts and commissions and transfer taxes for selling security holders and any other expenses incurred by the selling security holders not expressly included above shall be borne by the selling security holders.

                 2.6. INDEMNIFICATION.

                 2.6.1 The Company will indemnify and hold harmless each holder of shares of Registrable Securities which are included in a registration statement

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                 pursuant to the provisions of this ARTICLE 2 and any
                 underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

                 2.6.2 Each holder of shares of Registrable Securities which are included in a registration pursuant to the provisions of this
                 ARTICLE 2 will indemnify and hold harmless the Company, any controlling person and any underwriter from and against any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation thereof.

                 2.6.3 Promptly after receipt by an indemnified party pursuant to the provisions of SECTION 2.6.1 or SECTION 2.6.2 of this Section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said SECTION 2.6.1 or SECTION 2.6.2, promptly notify the indemnifying party of the

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                 commencement thereof; but the omission to so notify the
                 indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said SECTION
                 2.6.1 or SECTION 2.6.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence; (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                                    ARTICLE 3

                                RULE 144 AND 144A

                 The Company will, from and after such time as it has securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or has securities registered pursuant to the Securities Act, as such rules may be amended from time to time, make timely filing of such reports as are required to be filed by it with the Commission so that Rule 144 and 144A under the Securities Act, as such rules may be amended from time to time, will be available to the security holders of the Company who are otherwise able to take advantage of the provisions of such Rule.

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                                    ARTICLE 4

                                  MISCELLANEOUS

                 4.1. NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which shall grant registration rights to any person with respect to securities of the Company which are senior to or are in conflict with (or which will interfere with the practical realization of) the rights provided under this Agreement, except with the prior written consent of the holders of a majority of the Registrable Securities.

                 4.2. ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of the holders of Registrable Securities to include such securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration.

                 4.3. AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the holders of a majority of the Registrable Securities.

                 4.4. NOTICES. All notices, demands or other communications which may be or are required to be given by any party to any other party pursuant to this Agreement, shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, national overnight express, telegram or facsimile transmission, addressed as follows:

                 4.4.1 If to if to a holder of Registrable Securities at the most current address given by such holder to the Company in accordance with the provisions of this SECTION 4.4, which address initially is the address set forth below:

                                           Jacor Communications, Inc.
                                           1300 PNC Center
                                           201 East Fifth Street
                                           Cincinnati, Ohio  45202
                                           Attention:  Randy Michaels
                                           Fax:  (513) 621-6087

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                          with a copy (which shall not constitute notice) to:

                                           Graydon, Head & Ritchey
                                           1900 Fifth Third Center
                                           511 Walnut Street
                                           Cincinnati, Ohio  45202
                                           Attention:  John J. Kropp, Esq.
                                           Fax:  (513) 651-3836

                 4.4.2    If to the Company:

                                           Noble Broadcast Group, Inc.
                                           4891 Pacific Highway
                                           San Diego, California 92110
                                           Attn:    (619) 294-9393

                          with a copy (which shall not constitute notice) to:

                                           Gray, Cary Ware & Freidenrich
                                           401 B Street, Suite 1700
                                           San Diego, California 92101
                                           Attention: J. Terence O'Malley, Esq.
                                           Fax: (619) 236-1048

until such time as either party notifies the other of a change of address. Each notice or other communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger or telefax transmission log being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

                 4.5. HEADINGS. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 4.6. SEVERABILITY. Wherever possible, each provision of this Agreement will be interpreted so as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 4.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio (but not including the choice-of-laws rules thereof).

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                 4.8. COUNTERPARTS; EXECUTION. This Agreement may be executed in as many counterparts as may be required, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but a single agreement.

                 4.9. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein, and the Prior Investors hereby acknowledge that all other registration rights which they had prior to the execution of this Agreement have been cancelled by virtue of this Agreement.

                 IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be executed on its behalf, as of the date first above written.

                                           JACOR COMMUNICATIONS, INC.

                                           By:___________________________

                                           Its:__________________________

                                           NOBLE BROADCASTING GROUP, INC.

                                           By:___________________________

                                           Its:__________________________

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